Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS NAMES CHRISTOPHER D. SORRELLS AS INTERIM CHIEF OPERATING OFFICER

SYKESVILLE, MD –  August 25, 2015 - GSE Systems, Inc. ("GSE" or "the Company") (NYSE MKT: GVP), a global energy industry performance improvement company, today announced that Christopher D. Sorrells has been appointed Interim Chief Operating Officer of the Company, effective August 25, 2015.  He will report to Kyle J. Loudermilk, GSE's Chief Executive Officer.

Mr. Loudermilk said, "Chris is an incredibly experienced, talented and versatile executive who has helped guide the operations of numerous companies – including GSE – as a board member, advisor and investor.  His deep understanding of the energy and power industries, detailed knowledge of the Company's history and operations, and extensive experience with small cap publicly traded companies makes him a great fit to assume the Interim COO role for GSE.  I look forward to working closely with Chris during this important period to drive GSE's corporate evolution and put us on the path of delivering long-term shareholder value."

Mr. Sorrells has served as a member of GSE's Board of Directors since March 2012 and joins GSE from NGP Energy Technology Partners, an affiliated fund of NGP Energy Capital Management, a premier investment franchise in the natural resources industry.  He served as both a Managing Director and Operating Partner and joined the firm at its formation in September 2005.  From September 2003 to September 2005, he worked at Clarity Partners, an $814 million private equity firm based in Los Angeles focused on growth and control investments.  Mr. Sorrells served as an investment banker covering the energy and power industries at Banc of America Securities from June 1998 to November 2002 and Salomon Smith Barney from August 1996 to June 1998.  From September 1990 to August 1994, Mr. Sorrells began his career in sales and marketing, first as a manufacturer's representative and then with a regional building supply distributor based in Washington, DC.  Mr. Sorrells is also a member of the Board of Directors of Renewable Energy Group, one of the largest publicly traded global producers of biofuels, and has served on numerous private company Boards of Directors.  Mr. Sorrells holds an M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.

Mr. Sorrells commented, "I am excited about this opportunity to work closely with the employees of GSE and our new CEO, Kyle Loudermilk.  We have a bright future at GSE and I want to be part of building a great company.  I see significant intrinsic value within GSE that can be unleashed as we focus on serving the needs of our customer base with our unique capabilities, align our employees with shareholders, introduce best practices to improve operations and execute on our developing growth strategy.  As a team, we can evolve and build the Company's unique platform in the global energy and process industries to ensure a successful outcome for all stakeholders, including our customers, employees and shareholders."

ABOUT GSE SYSTEMS, INC.
GSE Systems, Inc. provides performance improvement solutions to the energy and process industries.  We improve human performance though turnkey training, unique visualization and simulation applications, and our staff of instructors, as well as plant improvement through our engineering expertise and use of technology to improve plant design, commissioning and operations.  The Company has more than 340 employees and over four decades of experience as well as more than 1,100 installations and hundreds of customers in over 50 countries spanning the globe.  GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in St. Marys, Georgia; Cary, North Carolina; Huntsville, Alabama; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; Glasgow, UK; Manama, Bahrain; and Beijing, China.  Information about GSE Systems is available at www.gses.com.

FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Kyle J. Loudermilk Chief Executive Officer	Devin Sullivan Senior Vice President
GSE Systems, Inc.	(212) 836-9608
(410) 970-7950	dsullivan@equityny.com

Kalle Ahl, CFA
Senior Associate
(212) 836-9614
kahl@equityny.com